Exhibit 3.11

Control No. **0504609**

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Drive
Atlanta, Georgia 30334-1530

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

INFOR ENTERPRISE SOLUTIONS HOLDINGS, INC.

Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 26th day of January, 2005 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

Brian P. Kemp
Secretary of State

Certification Number: 9218278-1 Reference:
Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

Control No. 0504609

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

MAGELLAN HOLDINGS, INC.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State changing its name to

INFOR ENTERPRISE SOLUTIONS HOLDINGS, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on July 24, 2006

Cathy Cox Secretary of State

Certification#: 9218278-1 Page 1 of 6

Control No: 0504609 Date Filed: 07/24/2006 12:00 AM Cathy Cox Secretary of State

ARTICLE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MAGELLAN HOLDINGS, INC.

Article 1 of the Articles of Incorporation of Magellan Holdings, Inc., a Georgia corporation (the “Corporation”), is hereby amended to change the name of the Corporation from Magellan Holdings, Inc. to Infor Enterprise Solutions Holdings, Inc.

As a result, Article 1 is hereby amended, in its entirety, to read as follows:

“Article 1”

The name of the corporation is Infor Enterprise Solutions Holdings, Inc.”

This Article of Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) to change the name of the Corporation was duly adopted by unanimous written consent of the Board of Directors of the Corporation, dated as of July 24, 2006.

Pursuant to the provisions of Sections 14-2-1002 and 14-2-1006 of the Georgia Business Corporation Code, shareholder approval of the Amendment is not required.

Publication of the “Notice of Change of Corporate Name” will be published pursuant to Section 14-2-1006(b) of the Georgia Business Corporation Code.

Certification#: 9218278-1 Page 2 of 6

IN WITNESS WHEREOF, the Corporation has caused the Amendment to be executed by a duly authorized officer of the Corporation as of the 24th day of July, 2006.

MAGELLAN HOLDINGS, INC., a Georgia Corporation

By:
Gregory M. Grangiordano
Senior Vice President
General Counsel and Secretary

(Magellan Holdings, Inc. - GA Article of Amendment re name change}	S-1

Certification#: 9218278-1 Page 3 of 6

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	: 0504609
	EFFECTIVE DATE	: 01/26/2005
	JURISDICTION	: GEORGIA
	REFERENCE	: 0089
	PRINT DATE	: 01/26/2005
	FORM NUMBER	: 311

PARANET CORPORATION SERVICES, INC.

MIKEL HUTCHINGS

3761 VENTURE DRIVE, STE 260

DULUTH, GA 30096

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

MAGELLAN HOLDINGS, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox Secretary of State

Certification#: 9218278-1 Page 4 of 6

ARTICLES OF INCORPORATION

OF

Magellan Holdings, Inc.

Article 1.

The name of the corporation is	Magellan Holdings, Inc.

Article 2.

The corporation is authorized to issue 1,000 shares.

Article 3.

The street address of the registered office is	3761 Venture Drive, Suite 260

Duluth, GA 30096	,	in Gwinnett	County.

The registered agent at such address is	National Registered Agents, Inc.

(The registered office address must be a street address.)

Article 4.

The name and address of each incorporator is:

Mikel Hutchings (Paranet Corporation Services. Inc.)

3761 Venture Drive, Suite 260, Duluth, GA 30096

Article 5.

The principal mailing address of the corporation is	One Country View Road, Malvern, PA 19355

(Even if the initial principal mailing address is the same as the initial registered office address, there must be a specific statement regarding the corporation’s principal mailing address.)

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

This 26th day of January, 2005.

Mikel Hutchings/Special Asst. Secretary

Certification#: 9218278-1 Page 5 of 6

CATHY COX Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the Internet

http://www.georgiacorporations.org

TRANSMITTAL INFORMATION

GEORGIA PROFIT OR NONPROFIT CORPORATIONS

WARREN RARY Director ENRICO M. ROBINSON Assistant Director

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET#	PENDING #	CONTROL #

DOCKET CODE	DATE FILED	AMOUNT RECEIVED	CHECK/ RECEIPT#

TYPE CODE	EXAMINER	JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.

Corporate Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank)

Magellan Holdings, Inc.

Corporate Name (List exactly as it appears in articles)

2.	Mikel Hutchings (Paranet Corporations Services, Inc.)		800-277-9977

	Name of person filing articles (certificate will be mailed to this person, at address below)		Telephone Number

3761 Venture Drive, Suite 260

Address

	Duluth	GA	30096

	City	State	Zip Code

3.
Mail or deliver the following items to the Secretary of State, at the above address:

1)      This transmittal form

2)      Original and one copy of the Articles of Incorporation

3)      Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publication fee of $40.00 has been or will be mailed or delivered to the official organ of the county where the initial registered office of the corporation is to be located. (List of legal organs is posted at web site; or, the Clerk of Superior Court can advise you of the official organ in a particular county.)

01/26/2005
Authorized signature of person filing documents	Date

Request certificates and obtain entity information via the Internet: http://www.georgiacorporations.org

Certification#: 9218278-1 Page 6 of 6